                                                                    Exhibit 99.1




                       CULLIGAN WATER TECHNOLOGIES, INC.
                               EARNINGS SUMMARY

                                                                     Three Months Ended              Nine Months Ended
                                                                        October 31,                     October 31,
                                                                ---------------------------     -----------------------
                                                                    1997            1996            1997         1996
                                                                -----------     -----------     -----------   ---------
Net sales                                                         $ 140,086       $  97,104       $ 354,254   $ 272,416
Cost of goods sold                                                   78,847          54,494         198,209     151,696
                                                                  ---------       ---------       ---------   ---------

   Gross profit                                                      61,239          42,610         156,045     120,720

Selling, general and administrative expenses                         39,288          29,274         102,341      83,324
Merger and restructuring costs (a)                                    9,473               -           9,473           -
Goodwill write-off (a)                                               20,170               -          20,170           -
Amortization of goodwill                                              1,241             166           1,962         299
Amortization of other intangibles (b)                                   412             385           1,236      16,597
                                                                  ---------       ---------       ---------   ---------

   Operating income                                                  (9,345)         12,785          20,863      20,500

Interest, net                                                        (2,347)           (646)         (4,412)     (2,258)
Gain from disposition of investment in Anvil (c)                          -               -          31,098           -
Gain from insurance settlement (d)                                        -             100               -       1,980
Other, net                                                             (217)            796           1,534       1,885
                                                                  ---------       ---------       ---------   ---------

   Income before income taxes, minority interest
     and extraordinary item                                         (11,909)         13,035          49,083      22,107

Income Taxes                                                          2,993           5,084          27,092      14,743
Minority Interest                                                       258               -             665           -
                                                                  ---------       ---------       ---------   ---------

   Income (loss) before extraordinary item                          (15,160)          7,951          21,326       7,364

Extraordinary item for write-off of capitalized refinancing
   costs (net of applicable tax benefit of $ 272)                         -               -            (422)          -
                                                                  ---------       ---------       ---------   ---------

   Net income (loss)                                              $ (15,160)      $   7,951       $  20,904   $   7,364
                                                                  =========       =========       =========   =========
   Income (loss) per share:
     Income (loss) before extraordinary item                      $   (0.61)      $    0.37       $    0.91   $    0.35
     Extraordinary item                                                0.00            0.00           (0.02)       0.00
                                                                  ---------       ---------       ---------   ---------
     Net income (loss) per share                                  $   (0.61)      $    0.37       $    0.89   $    0.35
                                                                  =========       =========       =========   =========
     Weighted average shares outstanding (e)                         24,979          21,310          23,377      21,163
                                                                  =========       =========       =========   =========

Impact of fair value adjustments attributable to the reorganization of former parent:
   Impact on net income (loss) of reorganization amortization     $     n/a       $     n/a       $     n/a   $ (15,551)
                                                                  =========       =========       =========   =========

------------------------------------------------------------------------------------------------------------------------

(a) During the three month period ended October 31, 1997 the Company recorded a charge for merger and restructuring expenses and a charge for the write-off of certain goodwill. The merger and restructuring charge was taken in connection with the acquisition of the water filtration business of Ametek to reflect the integration and restructuring of the Company's Ametek, Everpure, UltraPure, Consumer Markets and U.S. Water Products operations and the restructuring of the Company's consumer products division to focus principally on the DIY and hybrid retail markets. The charge (net of related tax) of $5,712 reflects the costs of integrating and streamlining manufacturing, sales, distribution, R&D and overhead functions in the rapidly growing point-of-use business. The goodwill charge of $20,170 was a write-off of goodwill of the Company's UltraPure operations as a result of improved technology acquired in the acquisition of Ametek's water filtration operations and of in-process research and development purchased in that acquisition.

(b) Amortization of other intangibles consists of:
    Amortization of reorganization value in excess
      of identifiable assets                                       $      -       $       -       $       -   $ 15,551
    Amortization of other "fresh start" intangibles                     325             325             975        975
    Amortization of other intangibles                                    87              60             261         71
                                                                   --------       ---------       ---------   --------
                                                                   $    412       $     385       $   1,236   $ 16,597
                                                                   ========       =========       =========   ========

(c) On March 15, 1997, the Company disposed of its investment in Anvil Holdings, Inc. for $50,897, which included the repayment of outstanding accrued interest and dividends. The impact on earnings, net of related tax of $12,203, was $18,895, or $0.81 per share, for the nine month period ended October 31, 1997.

(d) Results for the three month and nine month periods ended October 31, 1996, include a gain on an insurance settlement associated with the fire which substantially destroyed the Company's facility in Belgium in July 1993. The impact on earnings, net of tax, is $61, or $0.00 per share and $1,208, or $0.06 per share for the three month and nine month periods respectively.

(e) Weighted average shares outstanding for the three month period ended October 31, 1997 excludes the effect of stock options as they were antidilutive. Had the effect of stock options been included, the shares outstanding would have been increased by 818 shares.

                                       4